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                                            Exhibit 4.12

No. R-1                                $150,000,000
                                       CUSIP 620076 AK 5

                                    MOTOROLA, INC.
                        6 1/2% Debenture due September 1, 2025

    If the registered owner of this Debenture (as indicated below) is The Depository Trust Company (the "Depositary") or a nominee of the Depositary, this Debenture is a global Debenture and the following legend is applicable: Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of CEDE & CO., or such other name as requested by an authorized representative of The Depository Trust Company, and any payment is made to CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL because the registered owner hereof, CEDE & CO., has an interest herein. If the registered owner of this Debenture (as indicated below) is the Depositary or a nominee of the Depositary, this Debenture is a global Debenture and the following legend is applicable except as specified on the reverse hereof: THIS GLOBAL DEBENTURE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR OF THE DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR.

    MOTOROLA, INC. a corporation duly organized and validly existing under the laws of the State of Delaware (hereinafter called the "Company"), for value received, hereby promises to pay to CEDE & CO. or registered assigns the principal sum of One Hundred and Fifty Million Dollars on September 1, 2025, and to pay interest thereon from September 1, 1995 or from the most recent interest Payment Date to which interest has been paid or duly provided for, semi-annually on March 1 and September 1 in each year, commencing March 1, 1996, at the rate of 6 1/2% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture

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hereinafter referred to, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the February 15 and August 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof to be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

    Payment of the principal of and interest on this Security will be made at the office or agency of the Company maintained for that purpose in Chicago, Illinois, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

    Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

    Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this


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Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.


Dated:  September 1, 1995


Authenticated:  September 1, 1995


TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.



HARRIS TRUST AND SAVINGS BANK,         MOTOROLA, INC.
    as Trustee

By: __________________________         By: ____________________________
    Authorized Officer                 Title:

                                       Attest:

                                       By: ____________________________
                                       Title:




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                                      (Reverse)

                                    MOTOROLA, INC.
                        6 1/2% Debenture due September 1, 2025

    This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of May 1, 1995 (herein called the "Indenture"), between the Company and Harris Trust and Savings Bank, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $400,000,000.

    The Securities may not be redeemed at the option of the Company prior to maturity, and do not provide for any sinking fund.

    This Security may be redeemed on September 1, 2005, at the option of the Holder, at 100% of its principal amount, together with accrued interest to September 1, 2005 (the "Purchase Price"). In order for a Holder to exercise this option, the Company must receive at its office or agency in New York, New York, during the period beginning on July 1, 2005 and ending at 5:00 PM (New York City time) on August 1, 2005 (or, if August 1, 2005 is not a Business Day, the next succeeding Business Day), (i) this Security with the form below entitled "Option to Require Redemption on September 1, 2005" duly completed, or
(ii) a telegram, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States of America setting forth the name, address and telephone number of the Holder of this Security, the principal amount of this Security, the amount of this Security to be redeemed, a statement that the Option to Require Redemption on September 1, 2005 is being exercised thereby and a guarantee that this Security to be redeemed (with the form below entitled


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"Option to Require Redemption on September 1, 2005" duly completed) will be received at such office or agency of the Company not later than five Business Days after the date of such telegram, facsimile transmission or letter, and this Security (with the form below entitled "Option to Require Redemption on September 1, 2005" duly completed) must be received at such office or agency of the Company by such fifth Business Day. Any such notice received by the Company during the period beginning July 1, 2005 and ending at 5:00 PM (New York City time) on August 1, 2005 (or, if August 1, 2005 is not a Business Day, the next succeeding Business Day) shall be irrevocable. No transfer or exchange of this Security (or, in the event that this Security is to be redeemed in part, such portion of this Security to be redeemed) will be permitted after such notice is received by the Company. The redemption option may be exercised by the Holder for less than the entire principal amount of this Security, provided the principal amount that is to be redeemed is equal to $1,000 or any integral multiple thereof. All questions as to the validity, eligibility (including time and receipt) and acceptance of this Security for redemption will be determined by the Company, whose determination will be final and binding.

    If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

    The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66-2/3% in the aggregate principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder


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and upon all future Holders of this Security and of any Security issued upon the registration or transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

    No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency herein prescribed.

    As provided in the Indenture and subject to certain limitations therein and herein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

    The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein and herein set forth. Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

    No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

    Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the


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Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

    Unless the context otherwise requires, all terms used in this Security which are not defined herein shall have the meanings assigned to them in the Indenture.